





                                                                   Exhibit 12A
                                                                   Page 1 of 2


                       GPU, INC. AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED


                                                              Three Months Ended
                                                      -----------------------------------
                                                       March 31,                 March 31,
                                                       2001                       2000
                                                      ----------              -----------


OPERATING REVENUES                                    $1,300,439              $1,176,444
                                                       ---------                 -------

OPERATING EXPENSES:                                    1,083,910                 836,132
  Interest portion of rentals (A)                          5,088                   5,754
  Fixed charges of service company
    subsidiaries (B)                                       1,315                   1,216
                                                       ---------                 -------
         Net expense                                   1,077,507                 829,162
                                                       ---------                 -------

OTHER INCOME AND DEDUCTIONS:
   Allowance for funds used
    during construction                                      788                   1,075
   Equity in undistributed earnings
     of affiliates, net                                    3,414                   3,652
   Other income, net                                      19,786                  19,178
  Minority interest net income                            (1,162)                   (477)
                                                       ---------                 -------
         Total other income and deductions                22,826                  23,428
                                                       ---------                 -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (excluding
  taxes based on income)                              $  245,758              $  370,710
                                                       ---------                 -------

FIXED CHARGES:
   Interest on funded indebtedness                    $  113,085              $  133,919
   Other interest (C)                                      8,525                   8,629
  Preferred stock dividends of
    subsidiary on a pretax basis (E)                       2,356                   4,100
   Interest portion of rentals (A)                         5,088                   5,754
                                                       ---------                 -------
         Total fixed charges                          $  129,054              $  152,402
                                                       =========               =========

RATIO OF EARNINGS TO FIXED CHARGES                          1.90                    2.43
                                                            ====                    ====

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (D)                         1.90                    2.43
                                                            ====                    ====


                                                                    Exhibit 12A
                                                                    Page 2 of 2


                       GPU, INC. AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED





NOTES:

(A) GPU has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from operating expenses.

(B) Represents fixed charges of GPU Service, Inc. which are accounted for as operating expenses in GPU's consolidated income statement. GPU has removed the fixed charges from operating expenses and included such amounts in fixed charges as interest on funded indebtedness and other interest for this statement.

(C) Includes amount for subsidiary-obligated mandatorily redeemable preferred securities of $2,675 and $2,675 for the three month periods ended March 31, 2001 and 2000, respectively, and amount for subsidiary-obligated trust preferred securities of $3,673 and $3,673 for the three month periods ended March 31, 2001 and 2000, respectively.

(D) GPU, Inc., the parent holding company, does not have any preferred stock outstanding, therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(E) Calculation of preferred stock dividends of subsidiaries on a pretax basis is as follows:

                                                       Three Months Ended
                                                -----------------------------
                                                March 31,           March 31,
                                                  2001                2000
                                                ----------        -----------

Income before provision for income taxes and
 preferred stock dividends of subsidiaries       $119,060          $222,408

Income before preferred stock dividends of
 subsidiaries                                      70,286           133,459

Pretax earnings ratio                              169.4%            166.6%

Preferred stock dividends of subsidiaries           1,391             2,461

Preferred stock dividends of subsidiaries on
 a pretax basis                                     2,356             4,100


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

                                                                   Exhibit 12B
                                                                   Page 1 of 2


           JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANY
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED


                                                            Three Months Ended
                                                     ---------------------------------
                                                     March 31,               March 31,
                                                       2001                     2000
                                                     ----------              ---------


OPERATING REVENUES                                    $461,682                $452,745
                                                       -------                 -------

OPERATING EXPENSES                                     357,970                 356,750
  Interest portion of rentals (A)                        1,462                   2,222
                                                       -------                 -------
        Net expense                                    356,508                 354,528
                                                       -------                 -------

OTHER INCOME:
   Allowance for funds used
    during construction                                    485                     562
   Other income, net                                     7,272                   5,432
                                                       -------                 -------
         Total other income                              7,757                   5,994
                                                       -------                 -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (excluding
  taxes based on income)                              $112,931                $104,211
                                                       =======                 =======

FIXED CHARGES:
   Interest on funded indebtedness                    $ 23,178                $ 23,262
   Other interest (B)                                    3,592                   2,827
   Interest portion of rentals (A)                       1,462                   2,222
                                                       -------                 -------
         Total fixed charges                          $ 28,232                $ 28,311
                                                       =======                 =======

RATIO OF EARNINGS TO FIXED CHARGES                        4.00                    3.68
                                                          ====                    ====

Preferred stock dividend requirement                  $  1,391                $  2,461
Ratio of income before provision for
  income taxes to net income (C)                         164.8%                  166.6%
                                                       -------                 -------
Preferred stock dividend requirement
  on a pretax basis                                      2,292                   4,100
Fixed charges, as above                                 28,232                  28,311
                                                       -------                 -------
         Total fixed charges and
           preferred stock dividends                  $ 30,524                $ 32,411
                                                       =======                 =======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS                           3.70                    3.22
                                                          ====                    ====


                                                                   Exhibit 12B
                                                                   Page 2 of 2


           JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANY
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED





NOTES:

(A) JCP&L has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated mandatorily redeemable preferred securities of $2,675 and $2,675 for the three month periods ended March 31, 2001 and 2000, respectively.

(C) Represents income before provision for income taxes of $84,699 and $75,900 for the three month periods ended March 31, 2001 and 2000, respectively, divided by net income of $51,382 and $45,570, respectively for the same periods.


                                                                   Exhibit 12C
                                                                   Page 1 of 2


              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED


                                                              Three Months Ended
                                                       ---------------------------------
                                                       March 31,               March 31,
                                                         2001                     2000
                                                       ---------               ---------


OPERATING REVENUES                                      $221,020                $203,056
                                                         -------                 -------

OPERATING EXPENSES                                       190,206                 147,737
  Interest portion of rentals (A)                            258                     255
                                                         -------                 -------
         Net expense                                     189,948                 147,482
                                                         -------                 -------

OTHER INCOME AND DEDUCTIONS:
   Allowance for funds used
    during construction                                      159                     213
   Other income, net                                       8,186                   2,771
                                                         -------                 -------
         Total other income and deductions                 8,345                   2,984
                                                         -------                 -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  (excluding taxes based on income)                     $ 39,417                $ 58,558
                                                         =======                 =======

FIXED CHARGES:
   Interest on funded indebtedness                      $ 10,690                $ 11,935
   Other interest (B)                                      2,538                   2,364
   Interest portion of rentals (A)                           258                     255
                                                         -------                 -------
         Total fixed charges                            $ 13,486                $ 14,554
                                                         =======                 =======

RATIO OF EARNINGS TO FIXED CHARGES                          2.92                    4.02
                                                            ====                    ====




                                                                   Exhibit 12C
                                                                   Page 2 of 2


              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED




NOTES:

(A) Met-Ed has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for Company-obligated trust preferred securities of $1,838 and $1,838 for the three month periods ended March 31, 2001 and 2000, respectively.



                                                                   Exhibit 12D
                                                                   Page 1 of 2


             PENNSYLVANIA ELECTRIC COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED


                                                          Three Months Ended
                                                     ---------------------------------
                                                     March 31,               March 31,
                                                       2001                    2000
                                                     ----------              ---------


OPERATING REVENUES                                    $243,827                $220,105
                                                       -------                 -------

OPERATING EXPENSES                                     238,366                 166,473
  Interest portion of rentals (A)                          769                     699
                                                       -------                 -------
         Net expense                                   237,597                 165,774
                                                       -------                 -------

OTHER INCOME AND DEDUCTIONS:
   Allowance for funds used
    during construction                                    144                     300
   Other income, net                                     1,185                     847
                                                       -------                 -------
         Total other income and deductions               1,329                   1,147
                                                       -------                 -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  (excluding taxes based on income)                   $  7,559                $ 55,478
                                                       =======                 =======

FIXED CHARGES:
   Interest on funded indebtedness                    $  9,410                $  7,277
   Other interest (B)                                    2,241                   2,131
   Interest portion of rentals (A)                         769                     699
                                                       -------                 -------
         Total fixed charges                          $ 12,420                $ 10,107
                                                       =======                 =======

RATIO OF EARNINGS TO FIXED CHARGES (C)                    0.61                    5.49
                                                          ====                    ====



                                                                 Exhibit 12D
                                                                 Page 2 of 2


             PENNSYLVANIA ELECTRIC COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
                                    UNAUDITED





NOTES:

(A) Penelec has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated trust preferred securities of $1,835 and $1,835 for the three month periods ended March 31, 2001 and 2000, respectively.

(C) For the three month period ended March 31, 2001, Penelec's pre-tax earnings were inadequate to cover its fixed charges for the same period. The amount of such earnings deficiency for March 31, 2001 was $4.9 million pre-tax.